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                                                   Exhibit 23

                    INDEPENDENT AUDITORS' CONSENT



     We consent to the use in Post-Effective Amendment No. 9 to the Registration Statement on Form S-2 of Sun Life Assurance Company of
Canada (U.S.) (Reg. No. 33-31711) of our report dated February 6, 1998 accompanying the financial statements of Sun Life of Canada (U.S.) Variable Account D and to the use of our report dated February 5, 1998 accompanying the financial statements of Sun Life Assurance Company of Canada (U.S.)
appearing in the Prospectus, which is part of such Registration Statement, and to the incorporation by reference of our reports dated February 5, 1998 appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 1997.

     We also consent to the references to us under the headings "Condensed Financial Information -- Accumulation Unit Values" and "Accountants" in such Prospectus.


DELOITTE & TOUCHE LLP
Boston, Massachusetts


April 17, 1998